UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2007

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa Johns Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2007, Papa John’s International, Inc. (the “Company”) and Michael R. Cortino, Senior Vice President, Domestic Operations, entered into a Separation and General Release Agreement (the “Agreement”), pursuant to which Mr. Cortino resigned as an officer of the Company, effective January 28, 2007. The Agreement provides, among other things, that the Company will pay Mr. Cortino a lump sum payment of $233,437.22, representing his 2006 performance bonus payment, and an additional lump sum payment of $113,233.34. If Mr. Cortino elects COBRA coverage, the Agreement also provides that the Company will pay Mr. Cortino’s premiums pursuant to COBRA for a period of twelve months, through January 2008. Mr. Cortino’s vested stock options will remain exercisable pursuant to the terms of the Company’s 1999 Team Member Stock Ownership Plan, under which Mr. Cortino’s existing vested options were issued. The Agreement also provides that Mr. Cortino will not compete with the Company, subject to certain conditions, or hire any Company employees for a period of three years from the effective date of his resignation. A copy of the Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01 Other Events

The Company announced Mr. Cortino’s departure in a press release issued on January 29, 2007, a copy of which is filed with this Current Report as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
10.1	Separation and General Release Agreement with Mr. Cortino dated January 27, 2007.

99.1	Papa John’s International, Inc. press release dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: January 31, 2007	/s/ J. David Flanery
J. David Flanery
Senior Vice President and Chief Financial Officer